UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 27, 1998



                           FARM FAMILY HOLDINGS, INC.
        A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

         On October 27, 1998, Farm Family Holdings, Inc. issued a press release announcing the results of its operations for the three months and the nine months ended September 30, 1998 and that the Board of Directors approved the exercise of the Company's option to aquire Farm Family Life Insurance Company.

Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           FARM FAMILY HOLDINGS, INC.
                                                (Registrant)




       October 27, 1998                    /s/ Philip P. Weber
--------------------------------   ---------------------------------------------
            (Date)                             Philip P. Weber
                                              President and CEO

Exhibit 99
                                  News Release





FOR IMMEDIATE RELEASE           CONTACT:Timothy A. Walsh
                                        Executive Vice President - Finance
                                        & Treasurer
                                        (518) 431-5410


             Farm Family Holdings Reports Continued Premium Growth and
                         Increase in Operating Earnings

Glenmont, New York - October 27, 1998 - - Farm Family Holdings, Inc. (NYSE: FFH) today announced that operating earnings for the third quarter ended September 30, 1998 increased 14.0% to $4,227,000 from $3,707,000 for the same period in 1997. On a diluted per share basis, operating earnings for the third quarter of 1998 were $0.80 compared to $0.70 for the same period in 1997.

Operating earnings for the nine months ended September 30, 1998 were $9,737,000 compared to $9,922,000 for the same period in 1997. On a diluted per share basis, operating earnings for the nine months ended September 30, 1998 were $1.84 compared to $1.88 for the same period in 1997. Operating earnings exclude the impact of realized investment gains (losses), non-recurring items, and the related taxes thereon.

The increase in operating earnings for the third quarter was primarily attributable to increased premium revenue and net investment income, the Company's reinsurance program which helped mitigate the impact of weather-related losses, and the results of the Company's continued expense management program.

Philip P. Weber, President & CEO of Farm Family Holdings said, "We continue to expand our penetration into the northeastern agribusiness and rural and suburban markets which we serve. Our focus and commitment to this market has enabled us to increase direct writings of all of our primary products during 1998. Additionally, our expense management initiatives have favorably impacted our operating results. We remain focused on executing our strategy of profitable growth and creating value for our stockholders."





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


Premiums

Premium revenue increased 18.7% to $45,660,000 for the third quarter of 1998 compared to $38,457,000 for the same period in 1997. For the nine months ended September 30, 1998, premium revenue increased 22.2% to $133,404,000 compared to $109,191,000 for the same period in 1997. The increase in premium revenue for the nine months ended September 30, 1998 was primarily attributable to an increase of $16,058,000 in premium revenue from our direct writings, a $3,572,000 increase in premiums from the Company's voluntary assumed reinsurance business, and a reduction of $6,594,000 in premiums ceded to the Company's affiliate, United Farm Family Insurance Company ("United Farm Family"). These increases were partially offset by a $1,189,000 increase in premiums ceded to the Company's reinsurers. Effective December 31, 1997, the Company's reinsurance agreements with United Farm Family which reinsured the Company's incurred losses greater than $100,000 up to $300,000 were terminated. As a result, the Company's retention per loss, net of reinsurance, increased from $100,000 in 1997 to $300,000 in 1998.

Net written premiums increased 10.6% to $46,273,000 for the third quarter of 1998 compared to $41,823,000 for the same period in 1997. For the nine months ended September 30, 1998, net written premiums increased 17.1% to $142,226,000 compared to $121,505,000 for the same period in 1997. The increase in net written premiums for the nine months ended September 30, 1998 was primarily attributable to an increase of $15,422,000 or 12.6% in direct writings (excluding assigned risk automobile business premiums received by the Company) and to a lesser extent, a reduction in premiums ceded to the Company's reinsurers and an increase in the Company's written voluntary assumed reinsurance business.

Mr. Weber said, "We have continued to increase writings of all of our primary products: personal and commercial automobile, the Special Farm Package, businessowners, and homeowners products. The increase in our direct writings during the nine months ended September 30, 1998 compared to the same period in 1997 came from New Jersey, New York, Massachusetts, Connecticut, West Virginia, Delaware, Vermont, Rhode Island, and New Hampshire. In addition, we have begun to see a favorable reduction in the growth of our personal auto business in New Jersey as a result of certain changes in the New Jersey Farm Bureau's membership requirements."

Combined Ratio

Farm Family Casualty Insurance Company's statutory combined ratio was 97.6% for the third quarter of 1998 compared to 95.4% for the same period in 1997. The statutory combined ratio for the nine months ended September 30, 1998 was 99.1% compared to 96.1% for the same period in 1997. Loss and loss adjustment expenses were 74.3% of premium revenue for the nine months ended September 30, 1998 compared to 70.0% for the same period in 1997. The increase in the loss and loss adjustment expense ratio was primarily attributable to an increase in weather-related losses incurred during the nine months ended September 30, 1998 compared to the same period in 1997.


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


Investment Income

Net investment income for the third quarter of 1998 was $4,815,000 compared to $4,603,000 for the same period in 1997. For the nine months ended September 30, 1998, net investment income was $14,333,000 compared to $13,529,000 for the same period in 1997. The increase in net investment income was primarily attributable to an increase in invested assets resulting from the investment of available operating cash flows. The increase in net investment income was partially offset by the Company's continued emphasis on investing a significant portion of its available cash flow in high quality tax exempt municipal bonds.

Net Income

The Company's attached condensed consolidated financial statements and the financial information included within this press release reflect the Company's adoption of the guidance of Statement of Financial Accounting Standards No. 112 ("FAS 112") to account for its extended earnings program with its agents and the restatement of certain of the Company's previously issued consolidated financial statements to reflect the retroactive adoption of FAS 112. During the third quarter of 1998, the Company recorded a net gain for the reduction of a significant portion of its extended earnings liability as a result of modifications to the agreements with its agents. These modifications included revised conditions under which eligible agents may receive extended earnings payments.

Net income for the third quarter of 1998 increased to $8,458,000 compared to $3,828,000 for the same period in 1997. On a diluted per share basis, net income for the third quarter of 1998 was $1.59 compared to $0.72 for the same period in 1997. Net income for the third quarter of 1998 increased primarily as a result of the net gain of $4,107,000 ($6,318,000 less taxes of $2,211,000) recognized as a result of the reduction of a significant portion of the Company's liability for its extended earnings program with its agents.

Net income for the nine months ended September 30, 1998 increased to $14,191,000 compared to $13,594,000 for the same period in 1997. On a diluted per share basis, net income for the nine months ended September 30, 1998 was $2.67 compared to $2.58 for the same period in 1997. Net income for the nine months ended September 30, 1998 included a net gain of $4,107,000 related to the extinguishment of a significant portion of the Company's liability for its extended earnings program with its agents and net income for the nine months ended September 30, 1997 included net realized investment gains of $5,649,000.

Acquisition of Farm Family Life Insurance Company

On February 26, 1998, the Company's Board of Directors approved the exercise of the Company's option to acquire Farm Family Life Insurance Company ("Farm Family Life") pursuant to the terms of an Amended and Restated Option Purchase Agreement (the "Amended and Restated Option Purchase Agreement") among the Company and the stockholders of Farm Family Life.


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
The Company will pay an exercise price of $37.5 million to acquire Farm Family Life consisting of $31.5 million of the Company's common stock and $6 million stated value of the Company's 6-1/8% voting preferred stock, less certain expenses to be paid by Farm Family Life. The number of shares of common stock to be issued will depend upon the average closing price of the Company's common stock during the 20 trading days prior to the third business day preceding the closing of the acquisition. The proposed acquisition is subject to approval by the Company's stockholders and the satisfaction of certain closing conditions. A special meeting of stockholders has been called for December 2, 1998 at which the Company's stockholders will vote on a proposal to approve the proposed acquisition. If the stockholders approve the transaction, the Company expects to close the acquisition of Farm Family Life in December 1998.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses, and residents and businesses of rural and suburban communities.

---------------------------------

Safe Harbor  Statement  under The Private  Securities  Litigation  Reform Act of
1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements with respect to the Company's potential acquisition of Farm Family Life, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the results of operations of the Company and Farm Family Life, fluctuations in the market value of shares of the Company's common stock, the satisfaction of the closing conditions set forth in the Amended and Restated Option Purchase Agreement, exposure to catastrophic loss, geographic concentration of loss exposure, general economic conditions and conditions specific to the property and casualty insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K/A for the fiscal year ended December 31, 1997 and the Prospectus dated July 22, 1996. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.






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


                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands except per share data)

                                                             Three Months Ended         Nine Months Ended
                                                                September 30,              September 30,
                                                            ---------------------      --------------------
                                                               1998         1997         1998          1997
                                                               ----         ----         ----          ----
Revenues:
   Premiums                                                  $45,660      $38,457     $133,404     $109,191
   Net investment income                                       4,815        4,603       14,333       13,529
   Realized investment gains, net                                192          187          534        5,649
   Other income                                                  269          234          752          719
                                                        ------------- ------------ ------------ ------------
         Total Revenues                                       50,936       43,481      149,023      129,088
                                                        ------------- ------------ ------------ ------------

Losses and Expenses:
   Losses and loss adjustment expenses                        32,936       26,701       99,063       76,421
   Underwriting expenses (1)                                  11,538       10,985       35,129       31,961
   Interest expense                                                -           25           25           77
   Dividends to policyholders                                     64           65          119          177
                                                        ------------- ------------ ------------ ------------
         Total Losses and Expenses(1)                         44,538       37,776      134,336      108,636
                                                        ------------- ------------ ------------ ------------

Gain on partial reduction of extended earnings liability       6,318            -        6,318            -
                                                        ------------- ------------ ------------ ------------

Income before federal income tax expense (1)                  12,716        5,705       21,005       20,452

Federal income tax expense (1)                                 4,258        1,877        6,814        6,858

                                                        ------------- ------------ ------------ ------------
         Net Income (1)                                       $8,458       $3,828      $14,191      $13,594
                                                        ------------- ------------ ------------ ------------
                                                        ------------- ------------ ------------ ------------
Operating Income (1) (2)                                      $4,227       $3,707       $9,737       $9,922
                                                        ------------- ------------ ------------ ------------
                                                        ------------- ------------ ------------ ------------
Per Share Data
  Net income per share-Diluted (1)                             $1.59        $0.72        $2.67        $2.58
                                                        ------------- ------------ ------------ ------------
                                                        ------------- ------------ ------------ ------------
  Operating income per share-Diluted (1) (2)                   $0.80        $0.70        $1.84        $1.88
                                                        ------------- ------------ ------------ ------------
                                                        ------------- ------------ ------------ ------------
  Weighted average shares outstanding-Diluted              5,303,707    5,286,348    5,306,257    5,264,658
                                                        ------------- ------------ ------------ ------------
                                                        ------------- ------------ ------------ ------------

(1) These amounts for the three months ended September 30, 1997 and the nine months ended September 30, 1998 and 1997 have been restated to reflect the Company's retroactive adoption of FAS 112 to account for its extended earnings program with its agents.
(2) Operating income excludes the impact of realized investment gains, non recurring items, and the related taxes thereon.

                                   ***More***


                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                     ($ in thousands except per share data)

                                                                                     09/30/98         12/31/97
Assets:                                                                              --------         --------
    Investments                                                                      $307,911         $280,431
    Cash                                                                                5,711            5,841
    Insurance receivables                                                              55,903           40,484
    Deferred acquisition costs                                                         14,095           12,613
    Accrued investment income                                                           5,035            5,408
    Other assets (1)                                                                   22,386           26,454
                                                                                  ------------    -------------
         Total Assets(1)                                                             $411,041         $371,231
                                                                                  ------------    -------------
                                                                                  ------------    -------------
Liabilities:
    Reserves for losses and loss adjustment expenses                                 $176,966         $156,622
    Unearned premium reserve                                                           73,116           66,069
    Debt                                                                                    -            1,268
    Other liabilities (1)                                                              19,860           24,038
                                                                                  ------------    -------------
         Total Liabilities (1)                                                        269,942          247,997
                                                                                  ------------    -------------
Stockholders' equity (1)                                                              141,099          123,234
                                                                                  ------------    -------------
         Total Liabilities and Stockholders' Equity (1)                              $411,041         $371,231
                                                                                  ------------    -------------
                                                                                  ------------    -------------
Book Value Per Share (1)                                                               $26.86           $23.46
                                                                                  ------------    -------------
                                                                                  ------------    -------------
Book Value Per Share  (excluding SFAS 115 adjustment) (1)                              $24.75           $22.05
                                                                                  ------------    -------------
                                                                                  ------------    -------------
         Shares Outstanding                                                         5,253,813        5,253,813
                                                                                  ------------    -------------
                                                                                  ------------    -------------


(1) These amounts as of September 30, 1998 and December 31, 1997 have been restated to reflect the Company's retroactive adoption of FAS 112 to account for its extended earnings program with its agents.



                                    ***End***